EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned directors of Lee Enterprises, Incorporated, hereby severally constitute Mary E. Junck and Carl G. Schmidt, and each of them, our true and lawful attorneys with full power to them, and each of them, to sign for us and in our names, in the capacities indicated below, the Annual Report on Form 10-K of Lee Enterprises, Incorporated for the fiscal year ended September 30, 2006 to be filed herewith and any amendments to said Annual Report, and generally do all such things in our name and behalf in our capacities as directors to enable Lee Enterprises, Incorporated to comply with the provisions of the Securities Exchange Act of 1934 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said Annual Report on Form 10-K and any and all amendments thereto.

Signature	Date

/s/ Richard R. Cole Richard R. Cole, Director	November 15, 2006

/s/ Nancy S. Donovan Nancy S. Donovan, Director	November 15, 2006

/s/ William E. Mayer William E. Mayer, Director	November 15, 2006

/s/ Herbert W. Moloney III Herbert W. Moloney III, Director	November 15, 2006

/s/ Andrew E. Newman Andrew E. Newman, Director	November 18, 2006

/s/ Gordon D. Prichett Gordon D. Prichett, Director	November 15, 2006

/s/ Gregory P. Schermer Gregory P. Schermer, Director	November 15, 2006

/s/ Mark B. Vittert Mark B. Vittert, Director	November 15, 2006

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